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                                   EXHIBIT 5.1

             [Letterhead of McCutchen, Doyle, Brown & Enersen, LLP]



September 20, 2001



Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, CA  94583


           Registration Statement on Form S-8 of Giga-tronics Incorporated

          Ladies and Gentlemen: We refer to the registration statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Giga-tronics Incorporated, a California corporation (the "Company"), with respect to the Company's registration of an additional 120,000 shares (the "Shares") of the common stock of the Company, no par value per share (the "Common Stock"), under the Giga-tronics Incorporated Employee Stock Purchase Plan, as amended (the "Plan").

         We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photo static copies and the authenticity of the originals of such copies.

         Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that (i) the issuance by the Company of the Shares has been duly authorized for issuance and (ii) when issued in accordance with the terms of the Plan, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

         This opinion is limited to California and United States federal law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of the General Rules and Regulations of the Securities and Exchange Commission.

         Sincerely yours,

         McCutchen, Doyle, Brown & Enersen, LLP



         By:      /s/      Thomas G. Reddy
                  --------------------------
                  A Member of the Firm



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